Exhibit 99.1

Lumos Pharma Hires Biotech Veteran Aaron Schuchart as Chief Business Officer
AUSTIN, TX, April 24, 2020 - Lumos Pharma, Inc. (NASDAQ:LUMO), a clinical-stage biopharmaceutical company focused on therapeutics for rare diseases, announced that Aaron Schuchart will be joining the company as Chief Business Officer starting on May 6, 2020. In this role, Mr. Schuchart will coordinate with Lumos Pharma management and operational teams to identify and advance business development opportunities for the company as part of its strategy to expand its pipeline.
“I am delighted to welcome Aaron Schuchart to the Lumos Pharma management team,” said Rick Hawkins, Chairman, CEO and President. “Mr. Schuchart’s years of experience in business development and licensing for biotechnology companies large and small will lend further support to the company’s efforts to advance our strategy to expand its portfolio of therapeutic candidates targeting rare diseases.”
Mr. Schuchart stated, “I am thrilled to be joining Lumos Pharma at such an exciting time and look forward to working with my colleagues and with the Board to help the company achieve its goals of acquiring and developing high value therapeutics to improve the lives of those living with rare diseases.”
Aaron Schuchart has over twenty years of experience in key leadership roles for both large multinationals and small biotech companies, including Amgen, Novartis Diagnostics/Grifols, and Coherus Biosciences. Recently, as Chief Business Officer of Aeglea BioTherapeutics, Mr. Schuchart led the Business Development, Commercial Planning, and Intellectual Property functions to build an integrated, late stage company based on a protein engineering platform with utility in rare disease and cancer. Throughout his tenure in the industry, Mr. Schuchart has led or advised on over 30 transactions totaling over $15 billion; developed and executed portfolio strategies for various technology platforms, therapeutic areas and markets toward the achievement of strong operating and financial growth performance for biopharmaceuticals and diagnostics businesses.
Mr. Schuchart received a B.B.A. in Accounting from Texas Tech University and an M.B.A. from UCLA Anderson School of Management. He is a Certified Licensing Professional and is licensed as a Certified Public Accountant.
About Lumos Pharma
Lumos Pharma, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of therapeutics for rare diseases. Lumos Pharma was founded and is led by a management team with longstanding experience in rare disease drug development and received early funding by leading healthcare investors, including Deerfield Management, a fund managed by Blackstone Life Sciences, Roche Venture Fund, New Enterprise Associates (NEA), Santé Ventures, and UCB. Lumos Pharma’s lead therapeutic candidate is LUM-201, an oral growth hormone stimulating small molecule for the treatment of Pediatric Growth Hormone Deficiency (PGHD). If approved by the FDA, LUM-201 would provide an orally administered alternative to daily injections that current PGHD patients endure for many years of treatment. LUM-201 has received Orphan Drug Designation in both the US and EU. For more information, please visit www.lumos-pharma.com.
Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of Lumos Pharma, Inc. (the “Company”) that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “forecast,” “projected,” "guidance," "upcoming," "will," "plan," “intend,” "anticipate," "approximate," "expect," “potential,” “imminent,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, the potential of an orally administered treatment regimen for PGHD and other indications, and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due

Exhibit 99.1

to a number of important factors, including the effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic and other risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements as discussed in "Risk Factors" and elsewhere in Lumos Pharma’s definitive proxy statement, as amended and filed with the SEC on February 13, 2020, Lumos Pharma’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC. The forward-looking statements in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their views to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing either of the Company’s views as of any date subsequent to the date of this press release.

###
Investor & Media Contact:

Lisa Miller
Lumos Pharma Investor Relations
512-648-3757
ir@lumos-pharma.com